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                                                                    Exhibit 99.1



Contacts:
Healtheon/WebMD:                                    Medical Manager/CareInsite:
Investor Relations:                                 Investor Relations/Media:
Lew Belote                                          Risa Fisher
404/495-7602                                        201/703-3400
lbelote@webmd.net                                   rfisher@careinsite.com

Media:
Dawn Whaley
404/897-2300
dwhaley@alexanderogilvy.com

HEALTHEON/WEBMD, MEDICAL MANAGER AND CAREINSITE
ANNOUNCE TERMINATION OF HSR WAITING PERIOD

ATLANTA, and ELMWOOD PARK, N.J., August 17, 2000 -- Healtheon/WebMD Corporation (Nasdaq: HLTH), Medical Manager Corporation (Nasdaq: MMGR), and CareInsite, Inc. (Nasdaq: CARI) today announced that the Department of Justice has terminated the Hart Scott Rodino pre-merger waiting period for the merger transactions between Healtheon/WebMD, Medical Manager and CareInsite and that the Department of Justice has decided not to proceed further with its review of the transaction. Termination of the waiting period was a condition to consummation of the mergers. The mergers remain subject to approval of the companies' shareholders. Shareholder meetings to approve the mergers are scheduled for September 12, 2000 and the companies expect the mergers to be completed shortly after the meetings.

About Medical Manager Corporation

Medical Manager Corporation operates three lines of business. Medical Manager Health Systems is a leading provider of physician practice management systems. Porex Corporation is a leader in the development, manufacturing and distribution of porous and solid plastic products. CareInsite, Inc., a 67% owned publicly traded subsidiary, provides innovative healthcare network and clinical communications services.

About CareInsite, Inc.

CareInsite, Inc. provides innovative healthcare network and clinical communications services that leverage Internet technology to enable the confidential exchange of clinical, administrative and financial information among physicians and their patients, and affiliated health plans, providers and suppliers. CareInsite's services are designed to improve the quality of patient care and reduce the administrative and clinical costs of healthcare. CareInsite is a 67% owned subsidiary of Medical Manager Corporation.


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About Healtheon/WebMD Corporation

Healtheon/WebMD is the first end-to-end Internet healthcare company connecting physicians and consumers to the entire healthcare industry. Healtheon/WebMD is using the Internet to facilitate a new system for the delivery of healthcare, resulting in a single, secure environment for all communications and transactions that will enable a more efficient and cost effective healthcare system. Healtheon/WebMD has its corporate headquarters in Atlanta and its technology headquarters in Silicon Valley.

For more information, visit www.webmd.com, www.medicalmanager.com, www.careinsite.com.

Other than historical information set forth herein, this announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the ability of Healtheon/WebMD, Medical Manager Corporation and CareInsite's services to improve healthcare, decrease clinical and administrative costs and inefficiencies and accelerate physician adoption. Actual results could be materially different from those discussed in this announcement. Factors that could cause actual results to differ include, among others: the companies' limited operating history, continued growth in the use of the Internet, and acceptance of the Internet as a secure medium over which to conduct transactions. Additional risks associated with the companies' businesses can be found in the registration statement on Form S-4 pertaining to the mergers and in the companies' periodic filings with the Securities and Exchange Commission.

This does not constitute an offer of securities. Investors are urged to read the various filings of Healtheon/WebMD Corporation, Medical Manager Corporation, and CareInsite, Inc. that have been filed and will be filed with the Securities and Exchange Commission with respect to the pending acquisitions of Medical Manager and CareInsite by Healtheon/WebMD, including the proxy statement/registration statement that is required to be filed with respect to the pending acquisitions. The Securities and Exchange Commission filings are available to the public at the Securities and Exchange Commission's web site at http://www.sec.gov . Investors can also obtain free copies of the documents relating to Healtheon/WebMD by contacting Healtheon/WebMD Investor Relations department at Healtheon/WebMD Corporation, 400 The Lenox Building, 3399 Peachtree Road, NE, Atlanta, 30326, (404) 495-7600, http://www.webmd.com . Investors can also obtain free copies of the documents relating to Medical Manager Corporation, by contacting the Medical Manager Investor Relations department at Medical Manager Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407, (201) 703-3400, http://www.medicalmanager.com . Investors can also obtain free copies of the documents relating to CareInsite, Inc., by contacting the CareInsite Investor Relations department at CareInsite, Inc., 669 River Drive, Center 2, Elmwood Park, New Jersey 07407, (201) 703-3400, http://www.careinsite.com.


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